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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for Ohio Legacy Corp, the Ohio Legacy Corp Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan, of our report dated February 19, 2002 relating to the consolidated balance sheets of Ohio Legacy Corp as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended, which report was filed with Form 10-KSB of Ohio Legacy Corp for the year ended December 31, 2001.


                                            /s/ Crowe, Chizek and Company LLP
                                            ----------------------------------
                                            Crowe, Chizek and Company, LLP


Columbus, Ohio
May 22, 2002